Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Fourth Quarter 2019 Results

•	Q4 2019 net revenue of $63.7 million, at the high-end of guidance, and pro forma EPS of $0.24, at mid-point of guidance
•	Q4 2019 GAAP EPS of $0.07 as compared to GAAP EPS of $0.00 in the same period in the prior year
•	Company announces annual dividend increase of 6% from $0.36 to $0.38 per share
•	Board of Directors approves $5.0 million increase in the Company’s share repurchase program

MIAMI, FL – February 18, 2020 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm, today announced its financial results for the fourth quarter, which ended on December 27, 2019.

Q4 2019 net revenue (gross revenue less reimbursable expenses) from continuing operations was $63.7 million, up 3%, as compared to the same period in the prior year. Q4 2019 gross revenue from continuing operations was $69.1 million, up 4%, from the same period in the prior year.

Q4 2019 pro forma diluted earnings per share were $0.24, down 8% when compared to $0.26 for the same period in the prior year. Fiscal 2019 pro forma diluted earnings per share were $1.00, down 6% when compared to $1.06 for the prior year. Pro forma information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.

GAAP diluted earnings per share were $0.07 for the fourth quarter of 2019, compared to earnings per share of $0.00 in the fourth quarter of 2018. GAAP diluted earnings per share were $0.72 for fiscal year 2019 and $0.74 for fiscal year 2018. During the fourth quarter of 2019, the Company recorded a restructuring charge and the write-off of its investment in The Hackett Institute’s Enterprise Analytics program, both of which negatively impacted GAAP earnings per share by $0.12. The fourth quarter of 2018 included the impact for the discontinued operations of the Working Capital group and the write-off of the investment for the HPE software offering which amounted to $0.23 per share.

At the end of the fourth quarter of 2019, the Company’s cash balances were $26.0 million. During the quarter, the Company repurchased 145 thousand shares under its share repurchase program. As of the end of the fourth quarter of 2019, the Company’s remaining share repurchase program authorization was $1.7 million. In its recent meeting, the Company’s Board of Directors approved a $5.0 million increase in the Company’s share repurchase program and authorized a 6% increase of its annual dividend from $0.36 to $0.38 per share, to be paid semi-annually.

“We continue to see solid U.S. performance driven by digital transformation and implementation of cloud software initiatives tempered by weak European results,” stated Ted A. Fernandez, Chairman and CEO of The Hackett Group. “During the quarter we took the necessary actions to mitigate the impact of the volatility in Europe. More importantly, as we start the year with improving revenue growth in the U.S. and the geopolitical headwinds impacting Europe stabilizing, we are excited about our 2020 prospects.”

Based on the current economic outlook, the Company estimates total net revenue for the first quarter of 2020 to be in the range of $65.0 million and $66.5 million or gross revenue (inclusive of reimbursable expenses) to be in the range of $70.5 million and $72.0 million. The Company estimates pro forma diluted earnings per share for the first quarter of 2020 to be in the range of $0.23 and $0.25.

Other Highlights

World-Class IT Research – The Hackett Group issued world-class IT research which found that smart automation technologies such as robotic process automation, conversational interfaces, and cognitive automation can enable typical IT organizations to improve productivity by up to 23% while helping them reduce costs, improve effectiveness, and enhance customer experience. The research also found that smart automation serves as a valuable milestone for IT organizations as these organizations continue their digital transformations, enabling them to achieve staffing levels below those seen by world-class IT organizations as they continue to drive towards the broader benefits that come with total technology optimization.

OneStream Platinum Partnership - The Hackett Group announced that it has been named a Platinum level implementation partner by OneStream Software. As a Platinum partner, OneStream recognizes The Hackett Group’s commitment to align with OneStream’s strategic vision and commitment to bring value to shared clients.

On Tuesday, February 18, 2020 senior management will discuss fourth quarter results in a conference call at 5:00 P.M. ET. (800) 593-0486, [Passcode: Fourth Quarter].  For International callers, please dial (517) 308-9371.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, February 18, 2020 and will run through 5:00 P.M. ET on Tuesday, March 3, 2020.  To access the rebroadcast, please dial (800) 925-1779. For International callers, please dial (402) 220-3079.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service.  To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.  An online replay of the call will be available after 8:00 P.M. ET on Tuesday, February 18, 2020 and will run through 5:00 P.M. ET on Tuesday, March 3, 2020. To access the replay, visit www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm to global companies, with offerings that include robotic process automation and enterprise cloud application implementation. Services include business transformation, enterprise analytics and global business services. The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement and information technology, including its award-winning Oracle and SAP practices.

The Hackett Group has completed more than 17,850 benchmarking studies with major corporations and government agencies, including 93% of the Dow Jones Industrials, 90% of the Fortune 100, 80% of the DAX 30 and 57% of the FTSE 100.  These studies drive Hackett’s Digital Transformation Platform which includes the firm's benchmarking metrics, best practices repository and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com, info@thehackettgroup.com, or by calling (770) 225-3600.

 # # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, including those referenced above, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, the impact of Brexit on our business, changes in general economic conditions and interest rates, our ability to mitigate the impact of the recent decline in our European operations, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Twelve Months Ended
	December 27,	December 28,	December 27,	December 28,
	2019	2018	2019	2018
Revenue:
Revenue before reimbursements ("net revenue")	$63,736	$61,595	$260,837	$264,523
Reimbursements	5,370	4,940	21,635	21,364
Total revenue from continuing operations	69,106	66,535	282,472	285,887

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	38,610	35,979	159,390	159,614
Non-cash stock compensation expense	1,056	900	3,831	3,815
Acquisition-related compensation expense (benefit)	-	14	(131)	(535)
Acquisition-related non-cash stock compensation expense	264	575	954	2,027
Reimbursable expenses	5,370	4,940	21,635	21,364
Total cost of service	45,300	42,408	185,679	186,285

Selling, general and administrative costs	14,789	14,352	58,107	58,516
Non-cash stock compensation expense	663	743	2,931	3,238
Amortization of intangible assets	247	580	1,036	2,369
Change in acquisition-related contingent consideration liability	-	(614)	(1,133)	(4,364)
Asset impairment	1,180	6,269	1,180	6,269
Restructuring costs	3,334	—	3,334	—
Total selling, general, and administrative expenses	20,213	21,330	65,455	66,028

Total costs and operating expenses	65,513	63,738	251,134	252,313

Income from operations	3,593	2,797	31,338	33,574

Other expense:
Interest expense	(43)	(123)	(311)	(638)

Income from continuing operations before income taxes	3,550	2,674	31,027	32,936
Income tax expense (benefit)	1,263	(41)	7,744	5,577
Income from continuing operations	2,287	2,715	23,283	27,359
Income (loss) from discontinued operations (2)	(2)	(2,851)	(6)	(3,450)
Net income (loss)	$2,285	$(136)	$23,277	$23,909

Weighted average common shares outstanding:
Basic	29,837	29,517	29,805	29,379
Diluted	32,573	32,677	32,453	32,330

Basic net income per common share:
Income per common share from continuing operations	$0.08	$0.09	$0.78	$0.93
Income (loss) per common share from discontinued operations (2)	(0.00)	(0.09)	(0.00)	(0.12)
Basic net income per common share	$0.08	$(0.00)	$0.78	$0.81

Diluted net income per common share:
Income per common share from continuing operations	$0.07	$0.08	$0.72	$0.85
Income (loss) per common share from discontinued operations (2)	(0.00)	(0.08)	(0.00)	(0.11)
Diluted net income per common share	$0.07	$(0.00)	$0.72	$0.74

Page 5 of 7 - The Hackett Group, Inc. Announces Fourth Quarter Results

Pro forma data (1):
Income from continuing operations before income taxes	$3,550	$2,674	$31,027	$32,936
Non-cash stock compensation expense	1,719	1,643	6,762	7,053
Acquisition-related compensation expense (benefit)	—	14	(131)	(535)
Acquisition-related non-cash stock compensation expense	264	575	954	2,027
Change in acquisition-related contingent consideration liability	—	(614)	(1,133)	(4,364)
Asset impairment	1,180	6,269	1,180	6,269
Restructuring costs	3,334	—	3,334	—
Acquisition-related costs	—	—	32	—
Amortization of intangible assets	247	580	1,036	2,369
Pro forma income before income taxes	10,294	11,141	43,061	45,755
Pro forma income tax expense	2,574	2,785	10,765	11,439
Pro forma net income	$7,721	$8,356	$32,296	$34,316

Pro forma basic net income per common share	$0.26	$0.28	$1.08	$1.17
Weighted average common shares outstanding	29,837	29,517	29,805	29,379

Pro forma diluted net income per common share	$0.24	$0.26	$1.00	$1.06
Weighted average common and common equivalent shares outstanding	32,573	32,677	32,453	32,330

(1) The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense, acquisition-related and other one-time expense (benefit), and include a normalized tax rate, which is our long-term projected cash tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

(2) Discontinued operations relate to the discontinuance of the Company’s European Working Capital Group.

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 27,	December 28,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$25,954	$13,808
Accounts receivable and contract assets, net	49,778	54,807
Prepaid expenses and other current assets	2,895	4,339
Assets related to discontinued operations (3)	-	137
Total current assets	78,627	73,091

Property and equipment, net	19,916	19,750
Other assets	2,652	3,704
Goodwill, net	84,578	84,207
Operating lease right-of-use assets	7,962	-
Total assets	$193,735	$180,752

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,494	$7,429
Accrued expenses and other liabilities	32,482	34,498
Operating lease liabilities	2,707	-
Liabilities related to discontinued operations (3)	-	2,300
Total current liabilities	43,683	44,227
Long-term deferred tax liability, net	7,183	6,435
Long-term debt	-	6,500
Operating lease liabilities	5,255	-
Total liabilities	56,121	57,162

Shareholders' equity	137,614	123,590
Total liabilities and shareholders' equity	$193,735	$180,752

(3) The assets and liabilities related to discontinued operations relate to the discontinuance of the Company's European Working Capital Group.

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The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	December 27,	December 28,	September 27,
	2019	2018	2019
Revenue Breakdown by Group:
(in thousands)
S&BT (4)	$25,875	$24,690	$27,435
EEA (5)	30,454	27,350	30,920
International (6)	7,407	9,555	8,400
Net revenue from continuing operations (7)	$63,736	$61,595	$66,755

Revenue Concentration:
(% of total revenue)
Top customer	5%	4%	6%
Top 5 customers	14%	16%	19%
Top 10 customers	22%	24%	27%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount (8)	990	984	1,036
Total headcount (8)	1,209	1,226	1,271
Days sales outstanding (DSO) (8)	66	75	72
Cash provided by operating activities (in thousands)	$15,821	$8,056	$8,506
Pro forma return on equity (9)	25%	30%	25%
Depreciation (in thousands)	$887	$609	$884
Amortization (in thousands)	$247	$580	$236

Remaining Plan authorization:
Shares purchased (in thousands)	145	15	-
Cost of shares repurchased (in thousands)	$2,227	$240	$—
Average price per share of shares purchased	$15.33	$16.01	$—
Remaining Plan authorization (in thousands)	$1,651	$6,934	$3,878

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	3	14	5
Cost of shares purchased (in thousands)	$49	$274	$88
Average price per share of shares purchased	$16.20	$19.74	$16.29

(4) Strategy and Business Transformation Group (S&BT) includes the results of our IP as-a-service offerings, which includes our North America Executive Advisory Programs, our Benchmarking Services and our Business Transformation Practices.

(5) ERP, EPM and Analytics Solutions (EEA) includes the results of our North America Oracle EEA and SAP Solutions Practices.

(6) International Groups include the results of our S&BT and EEA Practices, primarily in Europe.

(7) Net revenue excludes reimbursable expenses which are primarily travel-related expenses passed through to a client with no associated margin.

(8) Prior periods have been restated to exclude the discontinuance of the Company's European Working Capital Group.

(9) Twelve months of pro forma net income divided by average shareholder's equity.

(10) Certain reclassifications have been made to conform with current reporting requirements.